Exhibit 10.5

NOVAVAX, INC.

AMENDMENT TO STOCK OPTION PLAN

     Pursuant to the resolutions of the Board of Directors of Novavax, Inc. adopted on March 20, 2003 and approved by the stockholders of Novavax, Inc. on May 7, 2003, Section 4 of the Novavax, Inc. 1995 Stock Option Plan is hereby amended by deleting the number “8,000,000” and inserting in its place the number “9,000,000” so that the first sentence of Section 4 now reads in its entirety as follows:

“Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 9,000,000 shares.”

NOVAVAX, INC.

/s/ Dennis W. Genge

Dennis W. Genge Vice President, Treasurer and Chief Financial Officer